EXHIBIT 99.1

ASHFORD HOSPITALITY TRUST AND
ASHFORD HOSPITALITY PRIME
Second Quarter 2014 Conference Call
August 8, 2014
10:00 a.m. Central

Introductory Comments – Scott Eckstein

Good day, everyone, and welcome to today’s conference call to review results for both Ashford Hospitality Trust and Ashford Hospitality Prime for the second quarter of 2014 and to update you on recent developments. On the call today will be Monty Bennett, Chairman and Chief Executive Officer, Douglas Kessler, President, Deric Eubanks, Chief Financial Officer and Jeremy Welter, Executive Vice President of Asset Management. The results as well as notice of the accessibility of this conference call on a listen-only basis over the Internet were distributed yesterday afternoon in press releases that have been covered by the financial media.

At this time, let me remind you that certain statements and assumptions in this conference call contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to numerous assumptions, uncertainties, and known or unknown risks, which could cause actual results to differ materially from those anticipated. These risk factors are more fully discussed in both companies’ filings with the Securities and Exchange Commission. The forward-looking statements included in this conference call are only made as of the date of this call and the Companies are not obligated to publicly update or revise them.

In addition, certain terms used in this call are non-GAAP financial measures, reconciliations of which are provided in the Companies’ earnings releases and accompanying tables or schedules, which have been filed on Form 8-K with the SEC on August 7, 2014, and may also be accessed through both companies’ websites at www.AHTREIT.com and www.AHPREIT.com. Each listener is encouraged to review those reconciliations provided in the earnings releases together with all other information provided in the releases.

I will now turn the call over to Monty Bennett. Please go ahead sir.

Introduction – Monty Bennett

Thank you and good morning. During the second quarter, the performance of both Ashford Trust and Ashford Prime demonstrated our continuing ability to capitalize on the positive lodging industry fundamentals we are currently seeing. We continue to focus on finding innovative ways to create near-term and long-term shareholder value for our two platforms.

Our outlook for the hotel sector remains positive and we are confident that these initiatives are adding value for our shareholders.

As a team, we at Ashford have always employed a methodical, analytically-driven approach when making day-to-day business decisions on more complex strategic transactions. This remains true in both of our platforms. Our process has stood the test of time, as this management team has achieved a 230% total return to our shareholders since Ashford Trust’s IPO in 2003, compared with the 147% return from our peers over the same time period. We have continued to outperform our peers in every yearly cumulative Total Shareholder Return period since our IPO. While our Ashford Prime portfolio is still in the early stages of its development as an independent public company, we expect to continue this record of success with that platform as well.

An integral part of this methodology is our commitment to acting as shareholders in our companies. That is really not difficult for us, because we are shareholders. Our insider ownership in Ashford Trust is 17% and following the spin-off and subsequent equity raise, our insider ownership is 13% in Ashford Prime. The next closest Hotel REIT peer has 4% insider ownership. Over the years, collectively we have sold very little of our stock and have made material cash purchases of shares. In fact, back in March, I bought $500,000 of Ashford Prime stock in the open market. The vast majority of our management team’s net worth is in Ashford Trust and Ashford Prime stock. Because of this, we work diligently to be good stewards of our investors’ capital, since our own capital is at risk with yours. We consider this to be one of our key differentiators and competitive advantages.

I believe we have the most highly-aligned, stable, and effective management team in the hotel industry. The same people that took Ashford Trust public over 10 years ago are all still here, with the exception of our former CFO, David Kimichik, who recently retired after a 32-year career with Ashford and its predecessor. In terms of operational expertise, if you look at just the top ten most senior executives in our company, we have well over 200 years of cumulative lodging and real estate experience in a variety of roles including acquisitions & dispositions, asset management, property management, finance, accounting, etc.

So it’s this same management team that continues to manage both the Ashford Trust and the Ashford Prime investment strategies. Ashford Prime has a focused investment strategy targeting high RevPAR hotels and resorts located predominantly in domestic and international gateway markets with conservative leverage levels. It has a well-defined investment strategy and will continue to de-leverage towards its 5x or less net debt plus preferred equity to EBITDA target. We expect Ashford Prime’s execution of its investment strategy to be more traditional and steady as we continue to build out this portfolio. Ashford

Trust, on the other hand, will continue to be opportunistic and will focus on all segments of the hospitality industry, with RevPAR criteria outside the Ashford Prime investment focus, and at all levels of the capital structure. Ashford Trust will continue to operate at higher leverage levels than Ashford Prime and will be a leveraged way to invest in the lodging cycle. For both of our platforms, I’d like to reiterate that our focus remains on creating accretive growth. When we say accretive, we mean accretive to expected five-year total shareholder returns. So if you see us pursue an investment, you can be assured that in our view, investors will be better off from a five-year total return standpoint with that investment in the portfolio than without it. We are not interested in growing either platform just for growth’s sake and are only interested in growing if our shareholders will be better off because of that growth.

In the first half of 2014 lodging sector fundamentals have continued to fuel RevPAR growth and improved profitability. We have experienced steady demand growth for U.S. lodging accommodations and expect this will remain strong for some time. The main factor driving these fundamentals is that projected levels of new supply have remained at historical lows, and we do not anticipate this changing in the near-term. In fact, supply growth is expected to remain well below its long-term average with PKF projecting net supply growth of only 1.0% and 1.3% in 2014 and 2015, respectively. Presently, PKF does not see the national annual supply growth exceeding its long-term average until 2017. This favorable supply dynamic is resulting in strong industry RevPAR forecasts with PKF forecasting that 2014 RevPAR will increase by 6.7% over 2013. Further, PKF’s projected RevPAR growth forecast for 2015 is currently 7.1%, driven by expectations for growth in both lodging demand and ADR.

In the second quarter, RevPAR for all Ashford Trust hotels increased 7.7%. Much of this growth was due to the new initiatives we have underway at our affiliate manager, Remington, that I have discussed in detail on previous calls.

During the quarter, Ashford Trust continued to make significant progress from a capital structure perspective. In April, Ashford Trust priced a follow-on public offering of 8,350,000 shares of common stock at $10.70 per share generating total net proceeds of $85.5 million.

Ashford Trust used the proceeds from this equity raise to acquire two hotels. Subsequent to the end of the quarter, Ashford Trust completed the $8.0 million acquisition of the 39-room Ashton Hotel in downtown Fort Worth, TX and the $50 million acquisition of the 357-room Fremont Marriott Silicon Valley. While the Ashton acquisition was a small deal for us, we viewed it as a compelling opportunity given its high quality and location proximate to the Hilton Fort Worth also owned by Ashford Trust. With the ability to install Remington as the property manager and the synergies available with the nearby Hilton, which is also managed by Remington, we felt like this was an attractive investment opportunity. We are also extremely pleased with the acquisition of the Fremont Marriott Silicon Valley considering the tremendous upside potential we see for this hotel. The hotel is in excellent physical condition with minimal capex needs, having recently undergone a significant renovation that was completed in 2013. Additionally, the Fremont Marriott is ideally located in a high barrier to entry market that is also one of the nation’s fastest growing RevPAR markets due to its close proximity to the many technology-oriented companies located in the Bay Area. We are extremely optimistic about this hotel’s future operating performance given its location, the quality of its physical product, and Remington’s proven ability to improve operating margins.

Additionally, Ashford Trust recently refinanced three mortgage loans that had a combined outstanding balance of $325 million, with new loans totaling $469 million resulting in approximately $104 million in excess proceeds after closing costs and capital expenditure reserves. We were also able to unencumber two, small hotels that we are in the process of marketing for sale.

As previously announced, earlier this year Ashford Trust’s Board of Directors unanimously approved a plan to spin-off its asset management business into a separate publicly traded company in the form of a taxable distribution to Ashford Trust shareholders to be comprised of common stock in Ashford, Inc., a successor company of Ashford Trust’s existing advisor subsidiary, Ashford Hospitality Advisors LLC, which currently advises Ashford Prime. In connection with the spin-off, it is anticipated that Ashford Inc. will enter into a 20-year advisory agreement to externally advise Ashford Trust. In addition, Ashford, Inc. will continue to externally advise Ashford Prime. We plan to file a listing application for Ashford, Inc. with the NYSE MKT Exchange. We expect this distribution to be declared during the third quarter of 2014; however, it remains subject to certain conditions. We expect to have more information to share with you about this spin-off in the near future.

Turning to Ashford Prime, during the second quarter RevPAR for all Ashford Prime hotels increased 4.6%. When excluding assets located in the Washington, DC, Chicago and Philadelphia markets, RevPAR increased a strong 11.2% for all Ashford Prime hotels. Much of this performance was driven by our West Coast assets, which continue to outperform. This includes RevPAR growth of 12.6% for our Courtyard San Francisco Downtown, 17.5% for our Hilton La Jolla Torrey Pines and 12.6% for our Courtyard Seattle Downtown. While flow-through at the property level was strong, our EBITDA flow-through was impacted by higher property taxes and higher property level incentive management fees. This should improve as we move into the second half of the year and anniversary some of those incentive management fee increases. We continue to be pleased with the high quality nature and the long term growth prospects of the Ashford Prime portfolio. Jeremy will provide more insight into this portfolio a little later in this call.

Ashford Prime is currently trading at a trailing 12-month NOI cap rate of 7.0%. Based on HVS research and where we are seeing similar assets trade in the private market, we estimate a private market trailing 12-month NOI cap rate of around 6.0% is more appropriate. This 100 basis points cap rate premium, we estimate, equates to over $5 per share in value. We are committed to maximizing value for our shareholders in both platforms and will work to continue to execute on each Company’s investment strategy while exploring all options to realize full value.

As previously announced, the Board of Directors of Ashford Trust declared a dividend of $0.12 per share for the second quarter 2014. The Board of Directors for Ashford Prime declared a second quarter 2014 quarterly cash dividend of $0.05 per share. Both Ashford Trust and Ashford Prime will continue to review their dividend policies on a quarter-to-quarter basis.

I’d also like to mention some of the innovative ways we are seeking to increase our transparency and communication with investors. We recently launched the Ashford App, which is a free mobile app that is available in the Apple App Store and Google Play store for Android by searching “Ashford” and is targeted toward the hospitality REIT investor community. We designed the app as a one-stop resource for everything associated with Ashford-related companies as well as the entire hospitality REIT sector. Another example of our innovative spirit, is that I started a Twitter profile about a year ago and you can follow me at @MBennettAshford. I hope you download the App and find it to be a useful investment and research tool and that you will also follow me on Twitter.

In conclusion, we are very pleased with our market share gains this quarter for both Ashford Trust and Ashford Prime. We are also very excited about the prospects for our planned spin-off of Ashford Inc. The same management team responsible for Ashford Trust’s historical outperformance will now be able to work through these multiple platforms, giving us more flexibility and resources to implement new and creative strategies to create shareholder value. Through these spin-offs, we will have taken some of the different strategies that were a part of Ashford Trust, and separated them into different vehicles so that investors can invest with this management team, but in the strategy that works best for their objectives. We continue to believe we are well-positioned as hospitality sector conditions continue to improve and we look forward to updating you on our progress in future calls.

Lastly, on a personal note I want to offer my thanks to our former Chief Financial Officer, David Kimichik. Kimo recently retired following a career spanning over 32 years with the Company and its predecessor. His many contributions were a great part of our success over the years. We are all very grateful to Kimo, and I want to personally thank him for his many years of service to Ashford and wish him a long and happy retirement.

Deric Eubanks, formerly our Senior Vice President of Finance, has succeeded Kimo as Chief Financial Officer and Treasurer. Many of you already know Deric, who has been with us since Ashford Trust’s IPO in 2003 and has played a key role in our history as a public company. Deric’s deep knowledge of our business strategy and the capital markets as well as his investor relations experience has resulted in a seamless transition.

With that, I will now turn the call over to Deric to review our financial performance for the quarter.

Financial Review – Deric Eubanks

Thanks, Monty.

For the second quarter of 2014, Ashford Trust reported AFFO per diluted share of $0.39 compared with $0.55 a year ago. It’s important to note, that the second quarter of 2013 included the operations of the Ashford Prime hotels.

Ashford Prime reported AFFO per diluted share of $0.45 compared with $0.44 a year ago.

For the second quarter, we reported Adjusted EBITDA of $96.4 million for Ashford Trust and $25.9 million for Ashford Prime. This Adjusted EBITDA result for Ashford Prime reflected a 35% increase over the prior year.

At quarter’s end, Ashford Trust had total assets of $3.6 billion including the Highland portfolio which is not consolidated. It had $1.8 billion of mortgage debt in continuing operations and $2.6 billion overall including Highland. The total combined debt for Ashford Trust currently has a blended average interest rate of 5.57%, and is currently 54% fixed rate and 46% floating rate, all of which have interest rate caps in place. Including the market value of Ashford Trust’s OP Units of Ashford Prime, and its pro rata share of the net working capital of the Highland Portfolio, Ashford Trust ended the quarter with net working capital of $467 million.

Ashford Prime, at quarter’s end, had total assets of $1.3 billion. It had $767 million of mortgage debt in continuing operations which had a blended average interest rate of 4.99% and is currently 55% fixed rate and 45% floating rate, all of which have interest rate caps in place.

At quarter’s end, the Ashford Trust portfolio consisted of 114 hotels with 22,667 net rooms, and the Ashford Prime portfolio consisted of 10 hotels with 3,472 net rooms.

Ashford Trust’s share count currently stands at 110.9 million fully diluted shares outstanding which is comprised of 90.9 million common shares and 20.0 million OP units, while Ashford Prime’s share count currently stands at 34.5 million fully diluted shares outstanding which is comprised of 25.4 million common shares and 9.1 million OP units.

I’d also like to point out that Ashford Trust recorded a $10.8 million accrual for a litigation judgment in the second quarter. This judgment relates to a tenant dispute from 2008 at one of its hotels, where Ashford Trust believed the tenant had violated various lease provisions of the lease agreement and was therefore in default. The tenant counterclaimed and asserted multiple claims including that it had been wrongfully evicted. The litigation proceeded to a jury trial in June of 2014, and the jury awarded the tenant total claims of $10.8 million.

We strongly disagree with this verdict and are in the process of appealing it. In the results for the second quarter, we have adjusted for this accrual for purposes of calculating Adjusted EBITDA and AFFO.

I’d now like to turn it over to Jeremy to discuss our Asset Management accomplishments for the quarter.

Asset Management – Jeremy Welter

Thank you, Deric. RevPAR at the ten properties in the Ashford Prime portfolio increased 4.6% in the second quarter of 2014 as difficult market conditions in Washington, DC, Chicago, and Philadelphia weighed on our results. However, that 4.6% portfolio RevPAR growth translated into a significant increase in market share versus the same period last year, which illustrates the high quality nature of the Ashford Prime portfolio. Half of the Ashford Prime properties experienced double digit RevPAR growth in the quarter. Strength in the west coast markets continued through the second quarter, where Ashford Prime’s four properties produced a combined RevPAR growth of 11.9%. I’d also like to point out that we are pleased with the strong start to the third quarter with a year-over-year increase in RevPar of 11.4% in July for the Ashford Prime portfolio.
Among these properties is the Hilton La Jolla, which grew RevPAR by 17.5% in the quarter. This asset continues to excel since the completion of a stunning renovation of the property in the second quarter of 2013, yielding a significant return on our capital expenditures. San Francisco and Seattle continue to be strong markets for Ashford Prime, where our three properties produced a combined RevPAR growth of 10.4% for the quarter. Another source of growth this quarter came from the Renaissance Tampa property, which increased RevPAR by 13.4% due to multiple city-wide events.
It has been five months since Ashford Prime closed on the Sofitel Chicago acquisition in the heart of downtown Chicago. Our team has spent much time with the property, identifying opportunities to improve asset performance. Since the acquisition, we have already identified and implemented cost cuts that we believe will result in approximately $700,000 in annualized cost savings. While the Chicago market has had a difficult last couple of quarters, we are still very excited about the addition of this hotel to the portfolio and very optimistic about its long term prospects.
Ashford Prime acquired the Pier House Resort in Key West in March, but I’d like to point out that the second quarter marked the one-year anniversary of Ashford Trust’s acquisition of the hotel and the conversion to Remington management. Since the acquisition, we have overhauled the entire property operations, including but not limited to sales strategies, parking operations, and overall cost controls. I am excited to report that in its first full year under Ashford and Remington control, RevPAR increased 14.2% while Total Revenue increased by $2.2 Million. The aforementioned strategies enabled 90.2% of that revenue increase to flow-through to EBITDA. These outstanding financial results confirm our initial optimism about the transaction.

Overall, we are pleased with our asset performance in the second quarter. However, I would like to bring to your attention a couple of headwinds for the market during the past period. The most significant factor is the Easter Holiday moving from March last year to April this year, which negatively impacted corporate travel in the quarter. This effect was more pronounced in the upper upscale and luxury class hotels, which are more sensitive to corporate segments. Another noteworthy mention is the materially weaker city-wide calendars versus the second quarter last year in Chicago, Philadelphia, and Washington DC. However, in spite of these citywide headwinds, the three affected Prime properties all maintained or gained market share during the quarter, enabling a portfolio-wide market share increase.
I am now going to discuss the Ashford Trust Portfolio, which grew RevPAR by 7.7% in the second quarter. This came through a 4.3% increase in rate, and a 3.3% increase in occupancy. Ashford Trust also performed well against its competitors, boasting a measurable gain in market share for the quarter.
As with Ashford Prime, the west coast drove substantial growth for the Ashford Trust Portfolio. San Diego, Portland, and San Francisco-Oakland assets collectively grew RevPAR by double digits in the quarter.
Another strong market for Ashford Trust was Nashville, where the 673-room Nashville Renaissance grew RevPAR by 13.2% over the prior year. This performance comes in the first full quarter since we completed a full rooms renovation in February of this year. The new product mixes modern design with the distinct influence of Music City, creating a perfect environment for corporate groups and leisure travelers alike. Nashville has been one of the strongest US markets year to date, and we believe combining a fresh product with the fast-paced growth in the Nashville market will enable the asset to deliver exceptional results for the foreseeable future.
I would like to share with you another renovation we recently completed at the Crowne Plaza Ravinia in the Perimeter area of Atlanta, Georgia. The property features updated rooms, corridors, and lobby, with access to the stunning Ravinia Gardens. The finished product perfectly unites the sophisticated contemporary styling of a city hotel with the amenities and spacious feel of a suburban property. We believe this renovation is a timely deployment of capital, as the Perimeter Market in Atlanta is beginning to show signs of strength after a relatively stagnant post-recessionary period. Despite still being under renovation in the quarter, The Crowne Plaza Ravinia grew RevPAR by 10.5%. This trend is likely to continue as this well positioned hotel is poised to ride the up-cycle in the Atlanta Market.
In August of last year, Ashford Trust announced the conversion of the Beverly Hills Crowne Plaza to a Marriott, to be completed in the first half of 2015. As a team, we identified a gap in the supply of Marriott rooms in that market, with no full-service Marriott within six and a half miles of this property. As of the end of the second quarter, we are actively renovating the property in preparation for the conversion. I am excited to announce the recent completion of a very attractive model room that truly embodies our concept for the new full-service property. We will soon begin the same process on the remainder of the rooms in preparation for the opening of the Marriott Beverly Hills.
The second quarter marks the end of a renovation-heavy first half of the year for the Ashford Trust portfolio. During the quarter, our asset managers worked proactively with Remington Project Management and our property managers to minimize the displacement and overall impact from these renovations. This focus on mitigating renovation headwinds led the hotels under renovation to grow RevPAR by 7.3%, only 50 basis points less than the hotels not under renovation, which grew RevPAR by 7.8%. Since completing the acquisition of the Highland Portfolio, Ashford has completed renovations for many of those properties over the past three years. With the majority of the renovations for the Highland Portfolio completed, the second half of this year is forecasted to have significantly less renovation displacement compared to the same period last year.
I would like to share another exciting accomplishment for our team this quarter. June 1st commenced the renewal period for our property insurance program for both Ashford Trust and Ashford Prime, and a large opportunity to reduce expenses. We were able to achieve significant savings on a year over year basis, amounting to over $1.2 million, or a 10.8% reduction in cost on both portfolios. This is a great example of our constant focus on adding value to our assets at the ownership level.
I will conclude by emphasizing a common trend across both portfolios in the quarter, and that’s market share growth. In our past few calls, I have discussed several active initiatives within Ashford, as well as our affiliate manager Remington, aimed at optimizing revenues and growing market share across both Ashford Trust and Ashford Prime. Some of these initiatives include hiring of new personnel, investment in sophisticated revenue management data, and implementation of an enterprise business intelligence system. Year to date, we have truly begun to see these strategies pay dividends, as both portfolios have substantially gained RevPAR against competitors. While operational efficiency and stringent cost controls remain part of Ashford’s core identity, we believe maximizing revenue growth, particularly during this favorable stage of the business cycle, will deliver optimal bottom-line results for our shareholders.
With that, I will turn the call over to Douglas.

Capital Market Strategies – Douglas Kessler

Thank you Jeremy. Since the end of the first quarter, Ashford Trust has continued to strengthen its capital structure by capitalizing on attractive market conditions to strategically manage our debt maturities while generating excess proceeds to bolster our cash position and also raising equity for two acquisitions.

During the quarter, Ashford Trust completed a follow-on public offering of 8,350,000 shares of common stock at a price of $10.70 per share and used the proceeds from the offering to acquire the Ashton Hotel and the Fremont Marriott Silicon Valley. As a reminder, during the downturn we repurchased over 75 million shares of Ashford Trust common stock in the open market at an average price of around $3 per share, so re-issuing those shares at a price of $10.70 resulted in significant value creation for Ashford Trust shareholders.

Turning to financing activity, during the quarter, Ashford Trust refinanced the $5.0 million loan secured by the Courtyard Manchester with a new $6.9 million loan. The new loan has a ten year term with a fixed interest rate of 4.99% and 30-year amortization. Ashford Trust owns this hotel in a joint venture with Interstate Hotels and Resorts where Ashford Trust owns 85% and Interstate owns 15%. The excess proceeds after transaction costs were distributed to the partners on a pro rata basis.

Additionally, Ashford Trust recently announced the successful refinancing of three mortgage loans with a combined outstanding balance of approximately $325 million. The three previous mortgage loans that were refinanced include: the $135 million J.P. Morgan Floater loan; the $101 million UBS 1 loan; and the $89 million Merrill Lynch 3 loan. The new loans total $469 million and include a $301 million loan with a two-year initial term and three one-year extension options that bears interest at a floating rate of LIBOR + 4.35%; a $63 million loan with a two-year initial term and three one-year extension options that bears interest at a floating rate of LIBOR + 4.35%; a $68 million loan with a ten year term that bears interest at a fixed rate of 5.20%; a $13 million loan with a ten year term that bears interest at a fixed rate of 4.85%; and a $25 million loan with a ten year term that bears interest at a fixed rate of 4.90%. In total, the refinancing resulted in excess net proceeds, after closing costs and capital expenditure reserves, of approximately $104 million, and unencumbered two hotels, the Hampton Inn Terre Haute and the Homewood Suites Mobile. As we do with all of our capital allocation decisions, we took a very strategic approach to this refinancing in terms of the mix of fixed and floating-rate loans, prepayment terms and the asset make-up of each loan pool. We are very pleased with this strategic refinancing and you should expect us to pursue similar refinancings in the future as we work to stay in front of our upcoming debt maturities. We continue to see improving liquidity and more favorable lending terms in the market. Spreads are tightening, LTVs are increasing, debt yields are shrinking, and terms are more borrower friendly. While Ashford Trust expects to operate with an opportunistic view on leverage and liquidity, Ashford Prime will continue to be more conservative in its use and structure of leverage.

Subsequent to the end of the quarter, Ashford Trust closed on two hotel acquisitions. In July, Ashford Trust closed on the $8.0 million acquisition of the 39-room Ashton Hotel in downtown Fort Worth, TX, and in early August, closed on the $50 million acquisition of the 357-room Marriott Fremont Silicon Valley. While the Ashton Hotel represents a small deal size for Ashford Trust, we found it to be a very compelling investment opportunity for several reasons. It is the only luxury hotel in downtown Fort Worth. It is also located two blocks from the Hilton Fort Worth, which is also owned by Ashford Trust. With the ability to install Remington as the property manager, and the synergies available with the nearby Hilton, which is also managed by Remington, we believed this investment opportunity was too attractive to pass up. Subsequent to the closing, we financed this hotel with a $5.5 million non-recourse mortgage loan with a term of five years.

Ashford Trust’s acquisition of the Fremont Marriott Silicon Valley is a great example of the opportunistic nature of its investment strategy. Ashford Trust was able to acquire this hotel at an approximate 45% discount to estimated replacement cost. We consider this a very attractive purchase for several reasons. The Fremont Marriott is the only full-service hotel in Fremont, so it has an exceptional position in its market to draw corporate demand from neighboring companies in Silicon Valley and the surrounding Bay Area. The hotel has ample facilities to accommodate this, featuring about 15,000 square feet of meeting space spread across 19 flexible meeting areas. The hotel is in exceptional physical condition with minimal capex needs, having recently undergone a significant renovation of approximately $8.1 million, or $23,000 per key, which was completed in 2013. We were also able to install Remington as the property manager at closing. Given Remington’s proven ability to increase margins at similar hotels, we saw an attractive opportunity to significantly increase the operating performance of the hotel. Lastly, the hotel is located in a high barrier to entry, fast growing RevPAR market. On a forward 12-month basis, the purchase price represents an estimated cap rate of 8.1% on net operating income, which equates to an expected 10.0x forward EBITDA multiple. We financed the hotel with a $37.5 million non-recourse mortgage loan that bears interest at a floating-rate of LIBOR + 4.20%, and the loan has a two-year term with three, one-year extension options.

Turning to Ashford Prime, this was a relatively quiet quarter following the high activity we saw in the first quarter, which included the public offering of 9.2 million shares of common stock that was closed in January, and the acquisitions of the 415-room Sofitel Chicago Water Tower and the 142-room Pier House Resort. These two acquisitions demonstrate our strategic commitment to high RevPAR hotels in gateway and resort locations. We do expect to continue growing this platform, but only in a manner that brings shareholder accretion. As we’ve stated previously, we remain open to exploring all avenues to maximize value for our shareholders. Note our other option property, the Marriott Gateway in Crystal City, has a 12-month exercisable term that runs from May 2014 – May 2015. Given Ashford Prime’s existing exposure in the DC market with the Capital Hilton, and the current price of Ashford Prime stock, we do not expect Ashford Prime to exercise that option in the near term.

When it comes to deal pipeline, we are already seeing the strategic benefits of having two platforms.  Investment activity for each company will vary depending upon the marketed and off market deal flow along with each company's respective cost of capital.  So far, both companies have either announced or completed two transactions year to date, namely Pier House and Sofitel for Ashford Prime, and Marriott Fremont and Ashton for Ashford Trust.  We continue to mine the market for transactions as well as alternative ways to invest in accretive growth.  We have underwritten many transactions this year and have shown discipline in our pursuit of investments with respect to underwriting assumptions and pricing metrics.  It is worth noting that the pipeline for Prime is currently very competitive, but we are looking closely at a few opportunities.  With the existing size of Prime, each incremental transaction has greater impact to the overall performance of the company.  While Prime has a strategic focus on gateway markets, we have seen greater competition and multiple expansion on international transactions in our targeted gateway markets.  As a result, any near term foreign transaction activity is diminished since we do not see sufficient share price accretion. This is, of course, a fluid situation and our share price performance and or a change in the foreign investment pipeline could change this.  The Ashford Trust pipeline is active, but we have to be very selective from the strategic standpoint.  We are also seeing an uptick in portfolio opportunities.  This is a common characteristic at this point in the cycle.  With two platforms in Prime and Trust, we have the ability to mix and match assets and capital to maintain a strong competitive bidding position against the private equity funds.

In conclusion, year to date we have continued to pursue attractive investment opportunities in both of our platforms. At the same time, we continue to be proactive with our upcoming debt maturities. In doing so, we have taken a disciplined approach to managing our capital structure. For Ashford Trust, our focus remains opportunistic with respect to refinancing and investment decisions. At Ashford Prime, we will continue to execute on its well defined investment strategy in a manner that’s accretive to shareholder value. Again, we are significant shareholders ourselves in both of these companies, holding 17% of Ashford Trust and 13% of Ashford Prime. So rest assured, your management team is dedicated to maximizing shareholder value and delivering superior returns because we are invested right alongside all of you.

That concludes our prepared remarks and we will now open it up for your questions.

Q&A

Ending – Monty Bennett

Thank you all for your participation today. We look forward to speaking with you again on our next call.

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